UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 29, 2008

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	90-0300868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105
Destin, Florida	32541
(Address of principal executive offices)	(Zip Code)

 (850) 269-0000
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On April 29, 2008, the Company’s Board of Directors elected Ronald G. Wallace as a director, effective immediately.  Mr. Wallace will serve on our Audit and Compensation Committees.

Mr. Wallace will serve as a director until the next annual meeting of shareholders or until his successor is elected or qualified. There is no arrangement or understanding between Mr. Wallace and any person pursuant to which Mr. Wallace was selected as a director.  Mr. Wallace will receive compensation pursuant to the Company's outside director compensation plan. The Company pays its outside (non-employee) directors an annual retainer of $20,000 for serving on the Board of Directors, payable quarterly in equal installments. Each independent director also receives a meeting fee of $2,500 for each in-person meeting of the Board of Directors that they attend, and a fee of $500 for each telephonic Board meeting in which they participate. Additionally, the Chairman of any committee of the Board of Directors receives an additional $5,000 annually and all members of each committee receive an additional $2,500 annually.  Also, under our outside director plan, each new director will be awarded a one-time stock option grant of 50,000 shares of the Company’s Common Stock when appointed.

Mr. Wallace is the former President of UPS International and member of the Management Committee that is responsible for the day to day operations of the company. UPS is a 90 billion dollar company with over 400,000 employees worldwide. Mr. Wallace's responsibilities included the development of UPS in over 220 countries. He joined UPS in 1966 and held key management positions throughout his career. Mr. Wallace served on 34 different UPS boards throughout the world and was a member of the World Trade Center. He presently is a director on several boards, including the National Board for Speedway Childrens Charity. He served as Chairman for the Georgia Governor's Commission and was responsible for the development of the new City of Milton. Mr. Wallace is  also a Lieutenant, in charge of the reserve unit for the Alpharetta Police Department, and was awarded the Directors Award last year, which is the highest honor in a police department.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Also on April 29, 2008, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics covering all of the directors, executive officers, and employees of the Company and its subsidiaries.  A copy of the Code of Business Conduct and Ethics is attached hereto as Exhibit 14.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
14.1	MiMedx Group, Inc. Code of Business Conduct and Ethics.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: April 29, 2008	By:	/s/ John C. Thomas, Jr.
John C. Thomas, Jr., Chief Financial Officer

3